Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT
Julie Anderson, 214.932.6773
julie.anderson@texascapitalbank.com
MEDIA CONTACT
Shannon Wherry, 469.399.8527
shannon.wherry@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES MUTUAL AGREEMENT TO TERMINATE PROPOSED MERGER WITH INDEPENDENT BANK GROUP, INC.

DALLAS – May 26, 2020 – Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, N.A., today announced that Texas Capital Bancshares, Inc. and Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, have mutually agreed to terminate their merger agreement, previously announced on December 9, 2019, under which the companies had agreed to combine in an all-stock merger of equals. The termination was approved by both companies’ boards of directors after careful consideration and given the significant impact of the COVID-19 pandemic on global markets and on the companies’ ability to fully realize the benefits they expected to achieve through the merger.

“Due to the unprecedented impact of the COVID-19 pandemic, both companies’ boards of directors believe it is in the best interests of our employees, clients and all of our shareholders to focus on managing our business during this time,” said Larry Helm, Chairman, Texas Capital Bancshares. “With the talent and depth of our team and strong organic growth model, Texas Capital Bank has built a resilient business with lasting client relationships and a record of value creation through changing market dynamics and economic pressures. Texas Capital Bank remains focused on supporting the health and safety of our colleagues and meeting all our clients’ needs during these challenging times and for many years thereafter.”

Mr. Helm continued, “As a result of our significant multi-year investments, healthy balance sheet, ability to recruit and foster the best talent and history of driving strong results, Texas Capital Bank is well positioned to continue to execute against a standalone strategy. Our team and resources will be focused on leveraging our innovative and differentiated capabilities to continue providing a premier client experience and deliver elevated returns. Further, we maintain the scalability and commitment to operational excellence that will enable us to drive increased efficiencies and profitability and support sustainable, long-term value creation. Our dedicated team, whose tireless efforts to enhance our clients’ experience and the communities where we operate, will continue to guide Texas Capital Bank’s purpose and success.”

Neither party will pay any termination fee as a result of the mutual decision to terminate the merger agreement.

About Texas Capital Bancshares, Inc.

Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 1000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

Forward Looking Statements

This communication may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Texas Capital Bancshares, Inc. (“TCBI”). These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “projects,” “intend” and similar expressions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, the material risks and uncertainties for the U.S. and world economies, and for our business, resulting from the COVID-19 pandemic, expectations regarding rates of default and loan losses, volatility in the mortgage industry, our business strategies, and our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, new lines of business, new product or service offerings and new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, TCBI disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.